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                                                                       EXHIBIT 8
                             SCHIFF HARDIN & WAITE
                                7200 SEARS TOWER
                            CHICAGO, ILLINOIS  60606

Lawrence H. Jacobson
(312) 258-5580



                               December 21, 1995


NIPSCO Capital Markets
NIPSCO Industries, Inc.
5265 Hohman Avenue
Hammond, Indiana  46320

                    RE:  REGISTRATION STATEMENT ON FORM S-3
                         ----------------------------------

Ladies and Gentlemen:

     We have acted as special tax counsel to NIPSCO Capital Markets, Inc.
(the "Company") and NIPSCO Industries, Inc. ("Industries") in connection with the preparation and filing of a Registration Statement on Form S-3 (the "Registration Statement") and the prospectus contained therein (the "Prospectus") and related documents with respect to the underwritten public offering of the Company's Junior Subordinated Deferrable Interest Debentures, Series A (the "Series A Debentures") and Industries' related obligations under the Support Agreement, dated as of April 4, 1989, as amended, between the Company and Industries. In connection therewith, we have participated in the preparation of, and have reviewed, the Registration Statement and Prospectus.

     In connection with this opinion, we have reviewed the Registration Statement and, the following documents, in each case as filed with the Registration Statement: (i) the form of subordinated debt securities indenture (the "Indenture") to be entered into among the Company, Industries, and Chemical Bank, as trustee (the "Trustee"), (ii) the form of resolutions to be adopted by the Board of Directors of the Company establishing the terms of the Series A Debentures (the "Board Resolutions"), and (iii) the form of subordinated debenture to be used to evidence the Series A Debentures (the "Form of Debenture"). We have also reviewed such other documents and matters of law as we consider necessary for the purposes of this opinion.

     Based on the foregoing and assuming that the Indenture is executed and delivered by the Company, Industries and the Trustee, the Board Resolutions are adopted by the Board of Directors of the Company, and the Form of Debenture is approved by the Board of Directors of the Company, in each case in substantially the form we have reviewed, we are of the opinion that the description of United States federal income tax law included in the Prospectus under the caption "United States Tax Considerations" is a fair and accurate summary of the matters addressed therein, based upon the laws, regulations, rulings and decisions in effect on the date of the Prospectus and the assumptions stated or referred to therein.
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NIPSCO Capital Markets, Inc.
NIPSCO Industries, Inc.
December 21, 1995
Page 2


     Our opinion is based on present law and existing interpretations thereof by the courts and the Internal Revenue Service. Any change in the facts, currently or in the future, or any change in the law or existing interpretations thereof, may adversely affect our opinion. Further, our opinion is not binding on the Internal Revenue Service and the tax effects discussed in the Prospectus are not subject to absolute resolution prior to the running of the statute of limitations or the rendering of a final determination by a court of law or by closing agreement with the Internal Revenue Service.

     We do not express any opinion herein as to matters governed by any law other than the federal income tax law of the United States of America, and we undertake no obligation to advise you of changes that may subsequently come to our attention.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the captions "United States Tax Considerations" and "Legal Matters" in the Prospectus.

                                 Very truly yours,

                                 SCHIFF HARDIN & WAITE



                                 By: /s/ Lawrence H. Jacobson
                                     -------------------------------------
                                         Lawrence H. Jacobson